EXHIBIT 10.25

This agreement (the "Agreement") is entered into between DreamWorks Records Corporation, a _________ corporation having its principal place of business located at 9268 WEST 3RD STREET, BEVERLY HILLS, CA 90210 ("DreamWorks Records") and CDKnet, LLC, a New York limited liability company having its principal place of business located at 250 West 57th Street, Suite 1101, New York, NY 10019 ("CDKnet") on this ___ day of October, 1999.

WHEREAS, DreamWorks Records is in the business of providing music and music-related content through various forms of media, including via the Internet; and

WHEREAS, CDKnet has developed a process based on its CDKO (patent pending) technology (the "CDK Technology") which enables the integration of stereo audio, full screen high quality video and seamless Internet Web browsing from a standard audio CD.

WHEREAS, DreamWorks Records would like to license from CDKnet, and CDKnet would like to license to DreamWorks Records, the CDK technology, in order to provide multimedia CD masters to DreamWorks Records, on the terms and conditions below;

NOW, THEREFORE, in consideration of the mutual promises of the parties hereto and of the mutual benefits to be gained by the performance thereof, and such other good and valuable consideration, the receipt and sufficiency of which the parties hereto hereby acknowledge, the parties hereto agree as follows:

1. CDKnet will produce Web-connected multimedia CD masters containing content as supplied by DreamWorks Records. The CD masters will include interface design, digitization and compression. DreamWorks Records will pay CDKnet $5,000 per each multimedia master intended for distribution to the public. In connection with masters for Dpros to be distributed only to the trade and for promotional purposes (1500 units maximum), DreamWorks will pay CDKnet $2,500 per master. DreamWorks Records will make such payment within ten (10) days after delivery by CDKnet of such master.

2. DreamWorks Records has the right to purchase up to ten (10) "for public" CDK masters during the term of this Agreement as well as five (5) Dpro CDK masters.

3. The packaging and discs for any such multimedia and custom DreamWorks Records CDK's will include CDKnet's, and its licensor's, trademarks and logos as well as CDK system requirements.

4. DreamWorks Records represents that it has the rights to any and all content, packaging, advertising and other materials (collectively, the "Content") provided by it to CDKnet and/or utilized in connection with the DreamWorks Records CDK Program, and that such Content does not and will not (i) infringe any third party's copyright, trademark rights, rights of privacy and publicity, moral rights or any other proprietary or personal rights or (ii) defame or otherwise injure the reputation of any person, organization or entity. This section survives the expiration hereof.

5. It is to the benefit of both parties that from time to time press releases should be issued regarding companies and artists future projects. It is understood that each company shall have approval of each press release before service.

6. This Agreement, and the license granted hereunder, will remain in effect for one year.

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7. The rights and obligations of the each of the parties hereunder shall inure to the benefit of and shall be binding upon the successors and assigns of such party.

8. This Agreement contains the entire agreement between the parties hereof pertaining to the subject matter hereof, and supersedes and replaces any and all prior agreements between the parties concerning the subject matter hereof.

9. The terms and conditions hereof may be changed only by an agreement in writing signed by the parties hereto.

10. This Agreement shall be governed by, construed and enforced under the laws of the State of New York without giving effect to the conflicts or choice of law provisions thereof.

11. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.




IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                               CDKnet, LLC


                                               By: ______________________




                                               DREAM WORKS RECORDS



                                               By: _______________________


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